Exhibit 1.1

EXECUTION VERSION

PRICING AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC

J.P. Morgan Securities LLC

As Representatives of the several

      Underwriters named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated
1111 Avenue of the Americas
New York, NY 10036

December 8, 2010

Ladies and Gentlemen:

The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 8, 2010 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

2

Very truly yours,

The Hershey Company

By:	/s/ Humberto P. Alfonso
Name:	Humberto P. Alfonso
Title:	Senior Vice President, Chief Financial Officer

By:	/s/ Rosa C. Stroh
Name:	Rosa C. Stroh
Title:	Vice President and Treasurer

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By:	/s/ Brendan Hanley
Name:	Brendan Hanley
Title:	Managing Director

UBS Securities LLC

By:	/s/ Christian Stewart
Name:	Christian Stewart
Title:	Managing Director

By:	/s/ Matthew Morici
Name:	Matthew Morici
Title:	Associate Director Debt Capital Markets

J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

For themselves and as Representatives

of the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$87,500,000

UBS Securities LLC	87,500,000

J.P. Morgan Securities Inc.	31,500,000

Barclays Capital Inc.	31,500,000

Citigroup Global Markets Inc	24,500,000

PNC Capital Markets LLC	24,500,000

SMBC Nikko Capital Markets, Ltd	24,500,000

The Williams Capital Group, L.P.	24,500,000

CIBC World Markets Corp.	7,000,000

U.S. Bank Investments, Inc.	7,000,000

Total	$350,000,000

SCHEDULE I – Page 1

SCHEDULE II

Title of Designated Securities:

4.125% Notes due December 1, 2020 (“Designated Securities”)

Aggregate Principal Amount:

$350,000,000

Price to Public:

99.839% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 13, 2010.

Purchase Price to Underwriters:

99.389% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 13, 2010. The selling concession shall be 0.30% and the reallowance concession shall be 0.20%, in each case of the principal amount of the Designated Securities.

Indenture:

Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

December 1, 2020.

SCHEDULE II – Page 1

Interest Rate:

4.125% from and including the original issue date.

Interest Payment Dates:

June 1 and December 1 of each year, commencing on June 1, 2011.

Interest Payment Record Dates:

May 15 and November 15 of each year.

Redemption Provisions:

At the election of the Company, at a redemption price equal to (1) the principal amount of the Designated Securities being redeemed, plus accrued interest to the date of redemption and (2) the “Make Whole Amount”, as such term is defined in the Prospectus Supplement dated December 8, 2010 (the “Prospectus Supplement”), if any.

Reinvestment Rate Spread for Make Whole Amount:

T+0.15%.

Change of Control Offer:

If the Company experiences a “Change of Control Triggering Event” (as defined in the Prospectus Supplement), the Company will offer to repurchase all of the Designated Securities at a price equal to 101% of the principal amount plus accrued interest to the repurchase date. See “Description of Notes—Change of Control Offer” in the Prospectus Supplement.

Sinking Fund Provisions:

No sinking fund provisions.

Other Provisions:

As set forth in the Prospectus Supplement dated December 8, 2010 to the Prospectus dated May 14, 2009.

Time of Delivery:

9:00 a.m. (EDT), December 13, 2010.

Closing Location:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

SCHEDULE II – Page 2

Names and addresses of Representatives:

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated.

One Bryant Park
1111 Avenue of the Americas
New York, New York 10036

UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901-3707

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Address for Notices:

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated.

One Bryant Park
1111 Avenue of the Americas
New York, New York 10036

Applicable Time:

(For purposes of the Underwriting Agreement):

2:00 p.m. (EDT), December 8, 2010.

SCHEDULE II – Page 3

SCHEDULE III(a)

•	Final Term Sheet, dated December 8, 2010, substantially in the form of Schedule III(b) hereto.

SCHEDULE III(a) – Page 1

SCHEDULE III(b)

FINAL TERM SHEET

Dated December 8, 2010

THE HERSHEY COMPANY

$350,000,000 4.125% NOTES DUE DECEMBER 1, 2020

Name of Issuer:	The Hershey Company

Title of Securities:	4.125% Notes due December 1, 2020 (“Notes”)

Aggregate Principal Amount:	$350,000,000

Issue Price (Price to Public):	99.839% of principal amount

Maturity:	December 1, 2020

Coupon (Interest Rate):	4.125%

Benchmark Treasury:	UST 2.625% due November 2020

Spread to Benchmark Treasury:	88 basis points (0.88%)

Benchmark Treasury Price and Yield:	$94.19+ 3.265%

Yield to Maturity:	4.145%

Interest Payment Dates:	June 1 and December 1 of each year, commencing on June 1, 2011

Interest Payment Record Dates:	May 15 and November 15 of each year

Redemption Provisions:	Treasury plus 15 basis points

Change of Control Offer:	Offer to repurchase at 101% of principal amount plus accrued interest to repurchase date upon change of control resulting in a rating below investment grade

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Legal Format:	Registration Statement No. 333-159246

Net Proceeds to The Hershey Company:	$347,861,500

Settlement Date:	T + 3 days; December 13, 2010

Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc.; Citigroup Global Markets Inc.; PNC Capital Markets LLC; SMBC Nikko Capital Markets, Ltd.; The Williams Capital Group, L.P.; CIBC World Markets Corp.; U.S. Bank Investments, Inc.

CUSIP:	427866 AR9

ISIN:	US427866AR98

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-159246).

SCHEDULE III(b) – Page 1

CAPITALIZATION

The following table sets forth our capitalization as of October 3, 2010 and as adjusted to reflect the issuance of the Notes and application of the net proceeds of this offering as described under “Use of Proceeds.” For further discussion of our capitalization, see our Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 2010, incorporated by reference herein.

	As of October 3, 2010
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents(a)	$244,947	$509,377

Debt:
Short-term debt	14,992	14,992
Current portion of long-term debt	261,915	261,915
Long-term debt(b)	1,250,546	1,523,408

Total debt	1,527,453	1,800,315

Stockholders’ equity:
Preferred Stock, $1.00 par value, 5,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $1.00 par value, 900,000,000 shares authorized; 299,193,825 shares issued	299,193	299,193
Class B Common Stock, $1.00 par value, 150,000,000 shares authorized; 60,707,919 shares issued	60,708	60,708
Additional paid-in capital	430,426	430,426
Retained earnings(c)	4,310,037	4,305,143
Treasury-Common Stock shares at cost: 132,619,562 shares	(4,033,243)	(4,033,243)
Accumulated other comprehensive loss	(240,372)	(240,372)
Noncontrolling interests in subsidiaries	36,188	36,188

Total stockholders’ equity	862,937	858,043

Total capitalization	$2,390,390	$2,658,358

(a)	Assumes fees of $500,000 for the debt issuance as well as 50% participation in cash tender offer to repurchase $150 million outstanding 6.95% Notes due 2012 at a tender price of $110.576.

(b)	Assumes 50% participation in cash tender offer to repurchase $150 million outstanding 6.95% Notes due 2012.

(c)	Assumes 50% participation in cash tender offer to repurchase $150 million outstanding 6.95% Notes due 2012 at a tender price of $110.576, net of related tax effects.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, UBS Securities LLC toll free at 1-877-827-6444 ext 561-3884 or J.P. Morgan Securities LLC collect at 212-834-4533.

SCHEDULE III(b) – Page 2